Exhibit 1.2

GREAT PLAINS ENERGY INCORPORATED

6,000,000 FELINE PRIDESSM
(Initially consisting of 6,000,000 Income PRIDESSM)

UNDERWRITING AGREEMENT

June 8, 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
4 World Financial Center
North Tower
New York, New York 10080
          As Representative of the several Underwriters

Ladies and Gentlemen:

          Great Plains Energy Incorporated, a Missouri corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of FELINE PRIDESSM ("PRIDES") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of additional PRIDES to cover over-allotments, if any. Each PRIDES initially will consist of a unit (referred to as "Income PRIDES") with a stated amount of $25 (the "Stated Amount") comprised of (a) a forward stock purchase contract (a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on February 16, 2007 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, shares of common stock, no par value, of the Company (the "Common Stock"), equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (ii) the Company will agree to pay to the holder contract adjustment payments set forth in the Purchase Contract Agreement and (b) $1,000 principal amount of the Company's 4.25% senior notes initially due February 16, 2009 (the "Notes") issued pursuant to the Indenture (as defined below). The aforesaid PRIDES (the "Initial Securities") to be purchased by the Underwriters and all or any part of the PRIDES subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

          In accordance with the terms of the Purchase Contract Agreement (the "Purchase Contract Agreement"), between the Company and BNY Midwest Trust Company, as purchase contract agent (the "Purchase Contract Agent"), the Notes constituting a part of the Securities will be pledged by the Purchase Contract Agent, on behalf of the holders of the Income PRIDES, to BNY Midwest Trust Company, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter referred to as the "Shares."

          The rights and obligations of a holder of Securities in respect of the Notes, subject to the pledge thereof, and Purchase Contracts will be evidenced by Security Certificates (the "Security Certificates") to be issued pursuant to the Purchase Contract Agreement.

          The Notes are to be issued pursuant to an indenture dated as of June 1, 2004 (the "Base Indenture"), between the Company and BNY Midwest Trust Company, as trustee (the "Trustee"), as supplemented by a supplemental indenture relating to the Notes constituting part of the Securities (the "Supplemental Indenture") between the Company and the Trustee (the Base Indenture, as supplemented by the Supplemental Indenture, is herein referred to as the "Indenture").

          Pursuant to a Remarketing Agreement (the "Remarketing Agreement"), among the Company, the Purchase Contract Agent and Merrill Lynch, as remarketing agent (the "Remarketing Agent"), the Notes may be remarketed, subject to certain terms and conditions set forth in the Remarketing Agreement.

          As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Notes, the Indenture and the Securities.

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

          The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 333-114486) for the registration of the Securities and other securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file with the SEC a prospectus in accordance with the provisions of paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The prospectus included in the registration statement at the time it became effective, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the SEC pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations, including all material incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is hereinafter referred to as the "Prospectus." Such prospectus supplement prepared to reflect the terms of the Securities is also hereinafter referred to as the "Prospectus Supplement." No document has been or will be prepared or distributed in reliance on Rule 434 under the Act. A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the registration statement became effective and (ii) any preliminary prospectus supplement that omitted information to be included upon pricing in a form of prospectus filed with the SEC pursuant to Rule 424(b) of the 1933 Act Regulations that was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. Such registration statement, including the exhibits thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time registration statement became effective and including the prospectus included in such registration statement at the time it became effective, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities, as first filed with the SEC pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations, is herein called the "Registration Statement"; provided that references to the Registration Statement at the time it became effective shall not be deemed to include the information first filed pursuant to and in accordance with Rule 424(b) under the 1933 Act Regulations; provided, further, that if the Company files a registration statement with the SEC pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement") then all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

          All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

          .1.          Representations and Warranties of the Company.

                    (a)          The Company represents and warrants to, and agrees with, each Underwriter as of the date hereof, and as of the Closing Time (as defined below) and as of each Date of Delivery (if any) (as defined below) that:

                    (i)          Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

                    At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the SEC (the "Annual Report on Form 10-K")) became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery (as defined below)), neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

                    Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                    (ii)          Incorporated Documents. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the SEC, comply in all material respects with the requirements of the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                    (iii)          Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect (as defined herein).

                    (iv)          Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (which term shall not include Digital Teleport Inc.) and each of KLT Inc.; Kansas City Power & Light Company; KLT Energy Services Inc.; Innovative Energy Consultants Inc.; Custom Energy Holdings, L.L.C.; Strategic Energy, L.L.C.; KLT Gas, Inc.; KLT Investments Inc.; Home Service Solutions Inc.; and Worry Free Service Inc. (each, a "Subsidiary" and, together with each "significant subsidiary," the "Subsidiaries") has been duly organized or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as defined herein); except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock or limited liability company interests owned directly or indirectly by the Company of each such Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock or limited partnership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The Company's indirect ownership interest in Strategic Energy, L.L.C. is 99.99% and all subsidiaries through which this interest is owned are included as Subsidiaries.

          (v)          Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (vi)          Accountants. The accountants who issued their reports on the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

          (vii)          Financial Statements. The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations and cash flows for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. In addition, the pro forma financial statements of the Company and any related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the SEC's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (viii)          Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

          (ix)          Authorization and Validity of the Indenture and the Notes. The Indenture has been duly authorized and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Indenture by the Trustee, will be a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the terms of this Agreement and the Indenture against payment of the consideration therefore specified in the Prospectus, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes being sold pursuant to the Indenture will be substantially in the forms heretofore delivered to the Underwriters and such Notes and the Indenture each will conform, as of the Closing Time and each Date of Delivery, in all material respects to the descriptions thereof contained in the Prospectus; and each holder of the Notes will be entitled to the benefits provided by the Indenture. The Indenture has been duly qualified under the 1939 Act.

          (x)          Authorization of the Shares. The Shares to be issued and sold by the Company upon settlement of the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered by the Company pursuant to the Purchase Contracts against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable; the Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company.

          (xi)          Authorization of the PRIDES. The PRIDES have been duly authorized by the Company and when executed and delivered by the Company will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (section symbol) (section symbol) 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities or (3) the Applicable Ownership Interest of the applicable Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of the Securities) and, provided, further, however, that (i) the foregoing is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies. The PRIDES will conform, as of the Closing Time and each Date of Delivery, in all material respects to the description thereof in the Prospectus. The Company has applied to list the Income PRIDES on the New York Stock Exchange; and the issuance of the Income PRIDES will not be subject to preemption or other similar rights.

          (xii)          Authorization of the Pledge Agreement. The Pledge Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Pledge Agreement by the other parties thereto, the Pledge Agreement will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (section symbol) (section symbol) 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities or (3) the Applicable Ownership Interest of the applicable Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of the Securities) and, provided, further, however, that (i) the foregoing is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies. The Pledge Agreement will conform, as of the Closing Time and each Date of Delivery, in all material respects to the description thereof contained in the Prospectus.

          (xiii)          Authorization of the Purchase Contract Agreement. The Purchase Contract Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Purchase Contract Agreement by the other parties thereto, the Purchase Contract Agreement will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (section symbol) (section symbol) 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities or (3) the Applicable Ownership Interest of the applicable Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of the Securities) and, provided, further, however, that (i) the foregoing is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies. The Purchase Contract Agreement will conform, as of the Closing Time and each Date of Delivery, in all material respects to the description thereof contained in the Prospectus.

          (xiv)          Authorization of the Remarketing Agreement. The Remarketing Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company and assuming due authorization, execution and delivery of the Remarketing Agreement by the other parties thereto, the Remarketing Agreement will be a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general principles of equity. The Remarketing Agreement, when executed and delivered, will conform in all material respects to the description thereof contained in the Prospectus.

          (xv)          Security Interest. The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the "UCC") in all "security entitlements" (as defined in Section 8-102(a)(17) of the UCC and as defined in 31 C.F.R. Part 357 Subparts A and B of the Federal Book-Entry Regulations (the "Federal Book-Entry Regulations") now or hereafter carried in to the Notes, the Treasury Securities or the Applicable Ownership Interest in the applicable Treasury Portfolio (as each term is defined in the Pledge Agreement and are collectively referred to herein as the "Pledged Security Entitlements"); and the provisions of the Pledge Agreement are effective under the UCC and the Federal Book-Entry Regulations to perfect the security interest of the Collateral Agent for the benefit of the Company in the Pledged Security Entitlements.

          (xvi)          Description of Securities. The statements set forth in the Prospectus as amended or supplemented under the captions "Prospectus Supplement Summary," "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Senior Notes," "Description of the Debt Securities," "Description of Common Stock" and "Description of Stock Purchase Contracts and Stock Purchase Units or Warrants for Stock," insofar as they purport to constitute a summary of the terms of the Securities or the Operative Documents, are accurate, complete and fair in all material respects.

          (xvii)          Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect") and (b) there have been no material transactions entered into by the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business which are material with respect to the Company and its subsidiaries considered as one enterprise.

          (xviii)          No Defaults. The Company is not in violation of its Restated Articles of Incorporation, as amended, or by-laws, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of the Operative Documents and the consummation of the transactions contemplated herein and in the other Operative Documents have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or by-laws, of the Company or any law, administrative regulation or administrative or court order or decree.

          (xix)          Regulatory Approvals. The Company has made all necessary filings and obtained all necessary consents, orders or approvals in connection with the issuance and sale of the Securities or will have done so by the time the Securities shall be issued and sold, and no consent, approval, authorization, order or decree of any other court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement except such as may be required under the 1933 Act, the 1933 Act Regulations, the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the 1939 Act or state securities ("Blue Sky") laws.

          (xx)          Legal Proceedings; Contracts. Except as may be set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which might, in the opinion of the Company, result in any Material Adverse Effect, or might materially and adversely affect its properties or assets or might materially and adversely affect the consummation of this Agreement; and there are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xxi)          Franchises. The Company and its Subsidiaries hold, to the extent required, valid and subsisting franchises, licenses and permits authorizing them to carry on the respective utility businesses in which they are engaged, in the territories from which substantially all of their gross operating revenue is derived, except where the failure to hold such franchises, licenses and permits would not result in a Material Adverse Effect.

          (xxii)          Investment Company Act. The Company is not and, upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxiii)          ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxiv)          Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

          (xxv)          Taxes. The Company and each of its Subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, except such as are being contested in good faith by appropriate proceedings, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have, a Material Adverse Effect.

          (xxvi)          Internal Controls. The Company and each of its Subsidiaries (A) make and keep accurate books and records and (B) maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management's authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (xxvii)          Sarbanes-Oxley. The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 to the extent currently applicable.

                    (b)          Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each representation date subsequent thereto.

          .2.          Sale and Delivery to Underwriters; Closing.

                    (a)          Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $25.00 per Initial Security, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

                    (b)          Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 PRIDES, consisting solely of Income PRIDES, at the same purchase price per Security as the Underwriters shall pay for the Initial Securities. The option hereby granted will expire 13 days after the date the PRIDES are initially issued and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

                    (c)          Pledge. The Notes will be pledged with the Collateral Agent to secure the obligations of the holders to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the Notes at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.

                    (d)          Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:30 A.M. (Eastern time) on the fourth (if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called "Closing Time").

                    In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

                    Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                    (e)          Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          .3.          Covenants of the Company.

          The Company covenants with each Underwriter as follows:

                    (a)          Notice of Certain Events. The Company will notify the Underwriters immediately, and confirm the notice in writing (which shall include notice by e-mail), of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the SEC, (iii) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for any of such purposes, and (v) any withdrawal or lowering of the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Rating Group (each, a "Rating Agency") to any debt securities of the Company or the public announcement by any Rating Agency that it has under surveillance or review, with possible negative implications, its rating of such debt securities, but only to the extent such Rating Agency has notified the Company of such surveillance or review. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the SEC and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                    (b)          Amendments and Supplements. The Company will not: (i) at any time after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including a prospectus filed pursuant to Rule 424(b) which differs from the prospectus on file at the time the Registration Statement becomes effective), or (ii) at any time when delivery of a Prospectus (exclusive of documents incorporated therein by reference) is required in connection with the offering or sale of the Securities, file any documents pursuant to Section 13, 14 or 15(d) of the 1934 Act, in either case, to which you shall reasonably object or which shall be reasonably disapproved by counsel for the Underwriters.

                    (c)          Copies of the Registration Statement. The Company will deliver to the Underwriters as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Underwriters may reasonably request.

                    (d)          Copies of the Prospectus. The Company will deliver to each Underwriter, from time to time before the Registration Statement becomes effective, such number of copies of the preliminary prospectus as originally filed, relating to the Securities, and of any amended preliminary prospectus, and will deliver, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented), as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1933 Act Regulations.

                    (e)          Revisions of Prospectus - Material Changes. If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the SEC such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

                    (f)          Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement.

                    (g)          Blue Sky Qualifications. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

                    (h)          1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

                    (i)          Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or lend or otherwise transfer or dispose of any Income PRIDES, Purchase Contracts, shares of Common Stock or similar securities or any securities convertible into or exercisable or exchangeable or repayable for Income PRIDES, Purchase Contracts, Common Stock or similar securities or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Income PRIDES, Purchase Contracts, Common Stock or similar securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Income PRIDES, Purchase Contracts, Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans, long-term incentive plans, dividend reinvestment plans, employee savings plus (401-K) plans and executive compensation plans of the Company or any of its subsidiaries, (C) Income PRIDES or Growth PRIDES (as defined in the Prospectus Supplement) or other similar securities issued upon substitution of pledged securities that are components of Income PRIDES or Growth PRIDES, (D) shares of Common Stock issuable upon settlement of Income PRIDES or Growth PRIDES, or (E) the shares of Common Stock to be issued by the Company in the concurrent offering.

                    (j)          Listing. The Company will use its best efforts to (A) duly register the Income PRIDES under the 1934 Act and (B) effect and maintain the listing of the Income PRIDES on the New York Stock Exchange.

                    (k)          Reserved Shares. The Company has reserved and will keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts.

          .4.          Conditions; Obligations.

          The obligations of the several Underwriters to purchase and pay for the Initial Securities pursuant to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

                    (a)          Registration Statement. Prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be threatened by the SEC.

                    (b)          Lock-up Agreements. At the Closing Time, the Representative shall have received agreements substantially in the form of Exhibit A hereto signed by the persons listed on Schedule B hereto.

                    (c)          Material Changes and Transactions. Since the most recent date as of which information is given in the Prospectus and up to the Closing Time, there shall not have been any Material Adverse Effect, except as reflected in or contemplated by the Prospectus, and, since such date and up to the Closing Time, there shall not have been any material transactions entered into by the Company and its subsidiaries considered as one enterprise other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

                    (d)          Legal Opinions. At Closing Time, the Underwriters shall have received the following legal opinions, dated the Closing Time, and in form and substance satisfactory to the Underwriters:

                    1)          Opinion of Company Counsel. The opinion of Ms. Jeanie Sell Latz, Executive Vice President - Corporate and Shared Services and Secretary, or the General Counsel of the Company (collectively, "Company Legal Officer") to the effect that:

          a)          the Company is a validly organized and existing corporation in good standing under the laws of the State of Missouri and is duly qualified as a foreign corporation to do business in the State of Kansas;

          b)          the Company is a public utility holding company duly authorized by its Articles of Incorporation, as amended, under which it was organized to carry on the business in which it is engaged as set forth in the Prospectus; and the Company has the legal right to function and operate as an electric utility holding company in the States of Missouri and Kansas;

          c)          this Agreement has been duly authorized, executed and delivered by the Company; the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

          d)          the Indenture has been duly authorized, executed and delivered by the Company and assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and the Indenture conforms in all material respects to all statements relating thereto contained in the Prospectus;

          e)          the Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and assuming that the Purchase Contract Agreement is the valid and legally binding obligation of the Purchase Contract Agent, the Purchase Contract Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; provided, however, based upon my review of the applicable case law (of which there is very little), that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (section symbol) (section symbol) 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts (as defined in the Purchase Contract Agreement) and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities, (3) the Applicable Ownership Interest (as defined in the Purchase Contract Agreement) in the Remarketing Treasury Portfolio (as defined in the Purchase Contract Agreement), or (4) the Applicable Ownership Interest in the Tax Event Treasury Portfolio (as defined in the Purchase Contract Agreement), as applicable, and provided, further, however, that (x) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's powers under Section 105(a) of the Bankruptcy Code and (y) procedural delays could affect the timing of the exercise of such rights or remedies; and the Purchase Contract Agreement conforms in all material respects to all statements relating thereto contained in the Prospectus;

          f)          the Pledge Agreement has been duly authorized, executed and delivered by the Company and assuming that the Pledge Agreement is the valid and legally binding obligation of each of the Collateral Agent and the Purchase Contract Agent, the Pledge Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; provided, however, based upon my review of the applicable case law (of which there is very little), that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (section symbol) (sectionsymbol) 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts (as defined in the Purchase Contract Agreement) and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities, (3) the Applicable Ownership Interest (as defined in the Purchase Contract Agreement) in the Remarketing Treasury Portfolio (as defined in the Purchase Contract Agreement), or (4) the Applicable Ownership Interest in the Tax Event Treasury Portfolio (as defined in the Purchase Contract Agreement), as applicable, and provided, further, however, that (x) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's powers under Section 105(a) of the Bankruptcy Code and (y) procedural delays could affect the timing of the exercise of such rights or remedies; and the Pledge Agreement conforms in all material respects to all statements relating thereto contained in the Prospectus;

          g)          the Remarketing Agreement has been duly authorized by the Company and assuming that the Remarketing Agreement will be the valid and legally binding obligation of the Remarketing Agent, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; and the Remarketing Agreement will conform in all material respects to all statements relating thereto contained in the Prospectus;

          h)          the Notes are in due and proper form; the issue and sale of the Notes in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Notes, when duly executed (which execution may include facsimile signatures of officers of the Company), authenticated and delivered to the purchasers thereof against payment of the agreed consideration therefore, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally or by general equity principles; the Notes conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of the Notes will be entitled to the benefit of the Indenture;

          i)          the Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance upon settlement of the Purchase Contracts and, when issued and delivered by the Company pursuant to the Purchase Contracts against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable and no holder of the Shares is or will be subject to personal liability by reason of being such a holder; and the Shares conform in all material respects to all statements relating thereto contained in the Prospectus;

          j)          the Securities have been duly authorized by the Company and, upon payment and delivery in accordance with this Agreement, the Securities will be validly issued and assuming that the Purchase Contracts and the Purchase Contract Agreement are the valid and legally binding obligations of the Purchase Contract Agent and the Purchase Contracts have been duly authenticated by the Purchase Contract Agent, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Purchase Contract Agreement, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditor's rights generally or by general equity principles; provided, however, based upon my review of the applicable case law (of which there is very little), that upon the occurrence of a Termination Event (as defined in the Purchase Contract Agreement), Section 365(e)(1) of the Bankruptcy Code (11 U.S.C. (section symbol) (section symbol) 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.8 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts (as defined in the Purchase Contract Agreement) and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities, (3) the Applicable Ownership Interest (as defined in the Purchase Contract Agreement) in the Remarketing Treasury Portfolio (as defined in the Purchase Contract Agreement), or (4) the Applicable Ownership Interest in the Tax Event Treasury Portfolio (as defined in the Purchase Contract Agreement), as applicable, and provided, further, however, that (x) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's powers under Section 105(a) of the Bankruptcy Code and (y) procedural delays could affect the timing of the exercise of such rights or remedies; and the Securities conform in all material respects to all statements relating thereto contained in the Prospectus;

          k)          the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company;

          l)          each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock or limited liability company interests directly or indirectly owned by the Company of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of the Company Legal Officer's knowledge, such capital stock or limited liability company interests owned by the Company, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary and the Company's indirect ownership interest in Strategic Energy, LLC, is 99.99% and all Subsidiaries through which this interest is owned are listed as Subsidiaries;

          m)          all orders authorizing the issuance and sale of the Securities have been duly entered and are still in full force and effect, and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority (other than as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary with respect to the issue and sale of the Securities as contemplated in this Agreement;

          n)          the Company and its Subsidiaries, to the extent required, hold valid and subsisting franchises, licenses and permits authorizing them to carry on the respective utility businesses in which they are engaged, in the territory from which substantially all of their gross operating revenue is derived;

          o)          the statements contained in the Registration Statement and Prospectus which are expressed therein have been made on the authority of legal counsel to the Company, have been reviewed by such legal counsel and, as to matters of law and legal conclusions, are correct;

          p)          the Registration Statement is effective under the 1933 Act, and no proceedings for a stop order are pending or, to the best of the Company Legal Officer's knowledge, threatened under Section 8(d) of the 1933 Act;

          q)          (A) the Registration Statement and the Prospectus comply as to form in all material respects with the 1933 Act and with the 1933 Act Regulations and (B) the documents incorporated by reference in the Prospectus, as of the time they were filed with the SEC, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, it being understood that the Company Legal Officer need express no opinion or belief as to the financial statements and other financial data included in the Registration Statement, Prospectus or such documents;

          r)          the Indenture has been qualified under the 1939 Act;

          s)          to the best of the Company Legal Officer's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company is a party or of which any of its property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company, are, considered in the aggregate, not material to the financial condition of the Company;

          t)          to the best of the Company Legal Officer's knowledge, the Company is not in violation of its Articles of Incorporation, as amended, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any of its properties may be bound. The execution and delivery of the Operative Documents or the consummation by the Company of the transactions contemplated by the Operative Documents and the incurrence of the obligations therein contemplated, will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company; nor will such action result in any violation of the provisions of the Articles of Incorporation, as amended, or by-laws of the Company;

          u)          to the best of the Company Legal Officer's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instruments described, referred to, filed or incorporated by reference; and

          v)          the Company is not and upon application of the proceeds as described under the caption "Use of Proceeds" in the Prospectus and after giving effect to the issuance of the Notes will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          w)          In giving the opinions required by this subsection (d)(1), the Company Legal Officer shall additionally state that nothing has come to his or her attention that would lead him or her to believe that the Registration Statement, at the time it became effective, and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of its date and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving the opinions required by this subsection (d)(1), the Company Legal Officer may rely on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, insofar as such opinions relate to New York law.

          2)          Opinion of Special Counsel to the Company. The letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, to the effect (except as subject to the assumptions, qualifications, limitations, facts and discussion contained elsewhere in such letter) that:

          a)          subject to the facts, discussion and qualifications set forth in the opinion, they are of the opinion that in a properly presented and argued case, as a legal matter and based upon existing case law, upon the occurrence of a Termination Event (as defined in the Purchase Contract), section 365(e)(1) of the Bankruptcy Code would not substantively impair, limit, or restrict the provisions of the Purchase Contract Agreement or the Pledge Agreement that require (i) termination of the Purchase Contracts and (ii) release of the security interest of the Collateral Agent in and to the Pledged Securities and the transfer of the Pledged Securities to the Purchase Contract Agent (for the benefit of the Holders); certain procedural restrictions requiring relief from the automatic stay under section 362 of the Bankruptcy Code, however, may temporarily delay the timing of the exercise of such termination, release and transfer; and while they express no opinion herein as to the length of the temporary delay associated with the application of section 362 of the Code, we note that the fact that BNY Midwest Trust Company acts as both Collateral Agent and Purchase Contract Agent, coupled with (among other things) the provisions of the Pledge Agreement governing procedures for resignation of BNY Midwest Trust Company as Collateral Agent and the appointment of a successor, may contribute to a significant increase in any such delay associated with the termination of the Purchase Contracts, release of the security interest of the Collateral Agent in the Pledged Securities and the transfer of the Pledged Securities to the Purchase Contract Agent (for the benefit of the Holders);

          b)          under current United States federal income tax law, although the discussion set forth in the Prospectus Supplement under the heading "Material United States Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the FELINE PRIDES, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the FELINE PRIDES;

          c)          the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          d)          the Purchase Contract Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          e)          the Pledge Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          f)          the Remarketing Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          g)          when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Notes will constitute the valid and binding obligation of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms;

          h)          when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms; and

          i)          the statements in the Prospectus Supplement under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement" and "Description of the Senior Notes" (other than "Book-Entry System") insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

          3)          Opinions of Counsel to the Underwriters. (a) The letter of Sidley Austin Brown & Wood llp, counsel for the Underwriters, substantially to the effect (except as to changes reasonably acceptable to the Representative and subject to the assumptions, qualifications, limitations, facts and discussion contained elsewhere in such letter) that:

          a)          assuming due and valid authorization, execution and delivery by the Company under the laws of the State of Missouri, each of the Pledge Agreement and the Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties thereto) is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          b)          assuming due and valid authorization, execution and delivery by the Company under the laws of the State of Missouri, the Securities have been duly authorized by the Company and (assuming due authorization, execution and delivery by the Purchase Contract Agent, not individually but solely as Attorney-in-Fact of the holders of the Securities), when the Securities are executed by the Company and authenticated by the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement and delivered against the required payment therefor, the Securities will be entitled to the benefits provided by the Purchase Contract Agreement and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          c)          the Income PRIDES and the Growth PRIDES are in the form contemplated by the Purchase Contract Agreement; and the Income PRIDES, the Growth PRIDES, the Purchase Contract Agreement and the Pledge Agreement conform in all material respects to the descriptions thereof contained in the Prospectus;

          d)          assuming due and valid authorization by the Company under the laws of the State of Missouri, the Remarketing Agreement, upon due execution and delivery by the Company thereof (and assuming due authorization, execution and delivery by the other parties thereto), will constitute a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except as rights to indemnity may be limited by applicable law;

          e)          assuming due and valid authorization, execution and delivery by the Company under the laws of the State of Missouri, the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, or (iii) governmental authority to limit, delay or prohibit the making of payments outside the United States;

          f)          assuming due and valid authorization, execution and delivery by the Company under the laws of the State of Missouri, the Notes have been duly authorized by the Company and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered against the required payment for the Income PRIDES, the Notes will be entitled to the benefits provided by the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

          g)          the Prospectus, as of its issue date and solely as it relates to the Securities, including, without limitation, the Purchase Contract, the Pledge Agreement, the Remarketing Agreement and the Notes, complies with applicable requirements of Items 202 and 503 of Regulation S-K under the 1933 Act, as required by Item 3 and Item 9 of Form S-3;

          h)          the statements set forth in the Prospectus as amended or supplemented under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Senior Notes," "Description of the Debt Securities," "Description of Common Stock," "Description of Stock Purchase Contracts and Stock Purchase Units or Warrants for Stock," insofar as they purport to constitute a summary of the terms of the Securities, Notes, Pledge Agreement, Purchase Contract Agreement or the Indenture, fairly summarize such terms in all material respects.

                    4)(b) The letter of Dewey Ballantine LLP, counsel for the Underwriters, substantially to the effect (except as to changes reasonably acceptable to the Representative) that:

          a)          this Agreement has been duly and validly authorized, executed and delivered by the Company;

          b)          the Indenture has been duly authorized, executed and delivered by the Company;

          c)          the Purchase Contract Agreement has been duly authorized, executed and delivered by the Company;

          d)          the Pledge Agreement has been duly authorized, executed and delivered by the Company;

          e)          the Remarketing Agreement has been duly authorized by the Company;

          f)          the issue and sale of the Notes in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action;

          g)          the Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance upon the settlement of the Purchase Contract Agreement;

          h)          the Securities have been duly authorized by the Company;

          (i)          the Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (except for the financial statements, notes and schedules thereto, included or incorporated by reference therein) comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC under the 1933 Act; provided, however, that this opinion shall not cover compliance with the applicable requirements of Items 202 and 503 of Regulation S-K under the 1933 Act (insofar as the "Prospectus Supplement Summary-The Offering-Q&A," "Prospectus Supplement Summary-The Offering-Explanatory Diagrams," "Prospectus Supplement Summary-Transforming Income PRIDES into Growth PRIDES and Senior Notes," "Risk Factors-Risks Related to the FELINE PRIDES," "Accounting Treatment," "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and Pledge Agreement," "Description of the Senior Notes," sections of the Prospectus Supplement relate to the terms of the Securities, Purchase Contracts, Pledge Agreement, Remarketing Agreement or the Notes), as required by Item 3 and Item 9 of Form S-3;

          j)          the Indenture has been duly qualified under the 1939 Act; and

          k)          the Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) of the rules and regulations of the SEC has been made in the manner and within the time period required by Rule 424(b); and to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to the best of our knowledge, no proceedings for that purpose have been initiated or are pending or threatened by the SEC.

          l)          In giving the opinions required by this subsection (d)(3)(b), Dewey Ballantine LLP shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements, notes and schedules thereto including without limitation, the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom and the exhibits thereto, as to which they shall express no statement), at the time it became effective, and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (except for the financial statements, notes and schedules thereto including without limitation, the other financial, accounting and statistical data derived from the internal financial records of the Company included or incorporated by reference therein or omitted therefrom and the exhibits thereto, as to which they shall express no statement), as of its date and at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that they express no belief as to the information contained in (or omitted from) the Prospectus Supplement under the captions "Prospectus Supplement Summary-The Offering-Q&A," "Prospectus Supplement Summary-The Offering-Explanatory Diagrams," "Prospectus Supplement Summary-Transforming Income PRIDES into Growth PRIDES," "Risk Factors-Risks Related to the FELINE PRIDES," "Accounting Treatment," "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Other Provisions of the Purchase Contract Agreement and Pledge Agreement," "Description of the Senior Notes," "Material United States Federal Income Tax Consequences" and "ERISA Considerations."

                    5)          Opinion of Counsel to the Purchase Contract Agent. The letter of Emmet, Marvin & Martin LLP, counsel for the Purchase Contract Agent to the effect that:

          a)          BNY Midwest Trust Company is duly incorporated and is validly existing as a national banking association with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement;

          b)          the execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary action on the part of the Purchase Contract Agent. The Purchase Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. Assuming that the Remarketing Agreement will be the valid and legally binding obligation of the other parties thereto, the Remarketing Agreement will be enforceable against the Purchase Contract Agent in accordance with its terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

          c)          the execution, delivery and performance of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement by the Purchase Contract Agent does not and will not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent; and

          d)          no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any New York state or federal court or other New York state or federal governmental authority or agency is necessary or required in connection with the due authorization, execution and delivery of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement and the consummation of the transactions contemplated by the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement and compliance by the Purchase Contract Agent and its obligations under such agreements.

          e)          Officer's Certificate. At the Closing Time the Underwriters shall have received a certificate of the President or Vice President and the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that to the best of their knowledge, after reasonable investigation (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the SEC.

          f)          Comfort Letters.          (1) At the time of the execution of this Agreement, the Underwriters shall have received a letter from each of (i) Deloitte & Touche LLP, accountants to the Company, dated as of the date hereof and in form and substance satisfactory to the Underwriters, addressed to the Underwriters containing statements and information of the type ordinarily included in an accountants' SAS 72 comfort letter, (ii) Deloitte & Touche LLP, accountants to DTI Holdings, Inc. and its subsidiary, Digital Teleport Inc., dated as of the date hereof and in form and substance satisfactory to the Underwriters, addressed to the Underwriters, and (iii) PricewaterhouseCoopers LLP, previous accountants to the Company, dated as of the date hereof and in form and substance satisfactory to the Underwriters.

                                                  (2) At the Closing Time, the Underwriters shall have received from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP letters, dated the Closing Time, to the effect that such accountants reaffirm the statements made in the letters furnished pursuant to Section (4)(f)(1), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

          (g)          Approval of Listing. At Closing Time, the Income PRIDES shall have been (A) duly registered under the 1934 Act and (B) approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

          (h)          Maintenance of Rating. At the Closing Time, the Securities shall be rated at least Baa2 by Moody's Investor Service Inc. ("Moody's") and BBB- by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and the Company shall have delivered to the Representative a letter dated on or about the Closing Time, from each such rating agency, or other evidence satisfactory to the Representative, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability by Moody's, S&P or Fitch, Inc., and none of Moody's, S&P or Fitch, Inc. shall have publicly announced that it has under surveillance or review its ratings of the Securities or any of the Company's other securities or the Company's financial strength or claims paying ability;

          (i)          Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

                              1)          Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 4(e) hereof remains true and correct as of such Date of Delivery.

                              2)          Opinion of Counsel to the Company. The favorable opinion of counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d)(1) hereof.

                              3)          Opinion of Special Counsel to the Company. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d)(2).

                              4)          Opinions of Counsel to the Underwriters. The favorable opinion of Sidley Austin Brown & Wood llp and Dewey Ballantine LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 4(d)(3)(a) and 4(d)(3)(b) hereof.

                              5)          Opinion of Counsel to the Purchase Contract Agent. The favorable opinion of Emmet, Marvin & Martin LLP, counsel for the Purchase Contract Agent, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d)(5).

                              6)          Bring-down Comfort Letters. Letters from Deloitte & Touche LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 4(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

                              7)          No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded to the Securities or any of the Company's other securities by Moody's, S&P or Fitch, Inc., and none of Moody's, S&P or Fitch, Inc. shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

                    j)          1935 Act Order. At the Closing Time and at each Date of Delivery, an appropriate order of the SEC under the 1935 Act as necessary to permit the sale of the Securities to the Underwriters, shall be in effect.

                    k)          Other Documents. At the Closing Time and at each Date of Delivery, counsel to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

          If any condition specified in subdivisions (a) through (k) of this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities may be terminated by the Underwriters by notice to the Company at any time prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party, except Sections 5 and 6 and the provisions concerning payment of expenses under Section 7 hereof shall survive any such termination and remain in full force and effect.

          .5.          Indemnification.

                    (a)          Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the preliminary prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, preliminary prospectus or the Prospectus;

          (ii)          against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)          against any and all expense whatsoever, as incurred, (including the fees and disbursements of counsel chosen by such Underwriter) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                    (b)          Indemnification of Company. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration statement (or any amendment thereto) or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                    (c)          General. Each indemnified party shall give notice as promptly as reasonably possible to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 5(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and in the case of parties indemnified pursuant to Section 5(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 or Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                    (d)          Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          .6.          Contribution.

                    (a)          If the indemnification provided for in Section 5 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 5 above as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any action or claim which is the subject of this subsection (a). Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters obligations in this Section 6 to contribute are several in proportion to their respective purchase obligations and not joint.

                    (b)           No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          .7.          Payment of Expenses.

          The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

                    (a)          The preparation and filing of the Registration Statement and all amendments thereto and the preliminary prospectus and the Prospectus and any amendments or supplements thereto;

                    (b)          All expenses incident to the performance of the Company's obligations under the Operative Documents;

                    (c)          The preparation, printing, issuance and delivery of the certificates for the Notes and the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities;

                    (d)          The fees and disbursements of the Company's accountants and counsel, as well as the fees and disbursements of the Purchase Contract Agent, the Collateral Agent, any depositary and their respective counsel;

                    (e)          The qualification of the Securities under state securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                    (f)          The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Securities;

                    (g)          The fees and expenses of any transfer agent or registrar for the securities;

                    (h)          The cost of preparing, and providing any CUSIP or other identification number for, the Securities;

                    (i)          The fees and expenses incurred in connection with the listing of the Securities and the Shares on the New York Stock Exchange;

                    (j)          All reasonable out of pocket expenses incurred by the Representative with respect to the "road show," including expenses relating to slide production, internet roadshow taping and travel; and

                    (k)          Any fees payable in connection with the rating of the Securities.

          The Underwriters shall be responsible for the fees and disbursements of their counsel, Dewey Ballantine LLP and Sidley Austin Brown & Wood llp, except to the extent provided in Section 7(e).

          .8.          Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of the Underwriters, or by or on behalf of the Company, and shall survive the delivery of and payment for any of the Securities.

          .9.          Termination.

          (a)          Termination of this Agreement. The Representative may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or in the international financial markets or any outbreak or escalation of hostilities or other calamity or crisis or development involving a prospective change in national or international, political, financial or economic conditions in each case, the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the SEC or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or the NASDAQ national market shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of this Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of the Representative any facts that would cause the Representative to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

          (b)          General. If the Underwriters shall so terminate this Agreement, pursuant to Section 9(a), such termination shall be without liability of any party to any other party except for any expenses to be paid or reimbursed by the Company pursuant to Section 7 and provided further that Sections 5 and 6 shall survive such termination and remain in full force and effect.

          .10.          Default by One of the Underwriters.

          If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the principal amount of Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the remaining Underwriters (the "Non-Defaulting Underwriter") shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth. If, however, during such 24 hours the Non-Defaulting Underwriters shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then this Agreement shall terminate without any liability on the part of the Company or the Non-Defaulting Underwriters. Nothing in this Section 10 and no action taken pursuant to this Section 10 shall relieve any Defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. In the event of a default by any Underwriter as set forth in this Section 10, either the Non-Defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          .11.          Notices.

          Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

If to the Company:

Great Plains Energy Incorporated
1201 Walnut
Kansas City, Missouri 64106-2124
Attention: Treasurer
Facsimile: (816) 556-2992

If to the Underwriters:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
North Tower
New York, New York 10080
Attention: Mary Ryan
Facsimile: (212) 449-7148

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 11.

          .12.          Tax Disclosure.

          Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

          .13.          Governing Law.

          This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against the Underwriters in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

          .14.          Parties.

          This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 5 and 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any of the Underwriters shall be deemed to be a successor by reason merely of such purchase.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
GREAT PLAINS ENERGY INCORPORATED
By: Name: Title:	/s/Michael J. Chesser Michael J. Chesser Chief Executive Officer

By: Name: Title:	/s/Andrea F. Bielsker Andrea F. Bielsker Chief Financial Officer and Treasurer

Accepted by:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED By: /s/Mary E. Ryan Name: Mary E. Ryan Title: Managing Director

For itself and as Representative of the Underwriters named in Schedule A

SCHEDULE A

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,600,000
BNP Paribas Securities Corp.	600,000
Lehman Brothers Inc.	600,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.	400,000
Piper Jaffray & Co.	400,000
Scotia Capital (USA) Inc.	400,000

Total	6,000,000 =========

SCHEDULE B

Directors and Officers of Great Plains Energy
Michael J. Chesser	Chairman of the Board and Chief Executive Officer
William H. Downey	President and Chief Operating Officer
Andrea F. Bielsker	Senior Vice President of Finance, Chief Financial Officer and Treasurer
David J. Bodde	Director
Mark A. Ernst	Director
Randall C. Ferguson, Jr.	Director
William K. Hall	Director
Luis A. Jimenez	Director
Jeanie S. Latz	Executive Vice President -Corporate Services and Secretary
James A. Mitchell	Director
William C. Nelson	Director
Brenda Nolte	Vice President - Public Affairs
William G. Riggins	General Counsel
Lori Wright	Controller
Linda Hood Talbott	Director
Robert H. West	Director

Exhibit A

FORM OF LOCK UP FROM DIRECTORS AND OFFICERS

          June [___], 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated,
4 World Financial Center
North Tower
New York, New York 10080
as Representative of the several
          Underwriters to be named in the
          within-mentioned Underwriting Agreement

          Re: Proposed Public Offering by Great Plains Energy Incorporated

Dear Sirs:

          The undersigned, a stockholder and an officer and/or director of Great Plains Energy Incorporated, a Missouri corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as representative, proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of 6,000,000 PRIDES (initially consisting of 6,000,000 Income PRIDES) (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to sell or lend, or otherwise dispose of any Income PRIDES, Purchase Contracts, shares of the Company's Common Stock or similar securities or any securities convertible into or exercisable or exchangeable or repayable for Income PRIDES, Purchase Contracts, Common Stock or similar securities, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lockup Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the

Lockup Securities, whether any such swap or transaction is to be settled by delivery of any Lockup Securities or other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may dispose of or hedge an aggregate amount of up to 5,000 shares of Common Stock during the period of 31 days to 90 days from the date of the Underwriting Agreement.

Very truly yours,
Signature:	________________
Print Name:	________________